ALICO'S DIRECTOR WILL NOT STAND FOR RE-ELECTION TO BOARD OF DIRECTORS

LA BELLE, Fla., December 8, 2009 -- Alico, Inc. (NASDAQ: ALCO), a land management company, announced today that Dean Saunders has notified the Company that he will not stand for re-election to Alico, Inc.'s Board of Directors in February 2010. He will serve out his current term on the Board.

Mr. Saunders has served as a director since February 2009.  Mr. Saunders cited a need to concentrate on his real estate business as well as avoiding any potential conflicts of interest should opportunities present themselves for Alico real estate sales as the basis for his decision.

John Alexander, Alico's Chairman of the Board, stated, “We appreciate Mr. Saunders’ service to the board; he has been a good contributor.   We wish him well with his ongoing pursuits.”

About Alico, Inc.

Alico, Inc., a land management company operating in Central and Southwest Florida, owns approximately 135,500 acres of land located in Collier, Glades, Hendry, Lee and Polk counties. Alico is involved in various agricultural operations and real estate activities. Alico's mission is to grow its asset values through its agricultural and real estate activities to produce superior long-term returns for its shareholders.

For Further Contact Information:

Steven Smith
LaBelle, Florida
(863) 675-2966

Statements in this press release that are not statements of historical or current fact constitute ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.